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                                                                     EXHIBIT 5


               [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]

                                                                , 1996

Olympic Cascade Financial Corporation
1001 Fourth Avenue
Suite 2200
Seattle, Washington 98154

Ladies and Gentlemen:

            We have acted as counsel to Olympic Cascade Financial Corporation, a Delaware, corporation (the "Company"), in connection with the registration on Form S-4 (File No. 333- _____________) under the Securities Act of 1933, as amended of 845,248 shares of the Company's common stock, par value $.02 per share (the "Common Stock") to be offered in connection with the proposed reorganization described in the proxy statement/prospectus forming a part of such registration statement (the "Registration Statement").

            In that connection, we have examined the Company's Certificate of Incorporation; the Company's By-Laws; minutes of the Company's corporate proceedings, as made available to us by officers of the Company; an executed copy of such Registration Statement, as amended through the date hereof, and all exhibits thereto in the form filed with the Securities and Exchange Commission; and such matters of law deemed necessary by us in order to deliver the within opinion. In the course of our examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any; the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

            Based on the foregoing and solely in reliance thereon, it is our opinion that the Common Stock has been duly authorized and, when issued and paid for as contemplated by such Registration Statement, will be validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this letter as an exhibit to such Registration Statement and to the reference to it in the "Proposed Reorganization-Legal Opinions" section of the proxy statement/prospectus included therein.

                                          Very truly yours,

                                          Orrick, Herrington & Sutcliffe LLP